                                                           Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             Registration Statement
                                      under
                           The Securities Act of 1933

                          SUBMICRON SYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)

      DELAWARE                                       13-3607944
(State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                    Identification No.)

6330 Hedgewood Drive, No. 150, Allentown, PA         18106
(Address of principal executive offices)             (Zip Code)

                          SubMicron Systems Corporation
                   Amended and Restated 1991 Stock Option Plan
                          SubMicron Systems Corporation
                        1994 Employee Stock Purchase Plan
                          SubMicron Systems Corporation
                1997 Stock Option Plan for Non-Employee Directors
                            (Full title of the plans)

                           David J. Ferran, President
                          SubMicron Systems Corporation
                          6330 Hedgewood Drive, No. 150
                          Allentown, Pennsylvania 18106
                     (Name and address of agent for service)

                                 (610) 391-9200
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                            Richard J. Busis, Esquire
                               Cozen and O'Connor
                               1900 Market Street
                             Philadelphia, PA 19103
                                 (215) 665-2000

                         CALCULATION OF REGISTRATION FEE

__________________________________________________________________________________________________________________________
                                                      Proposed
                                                      Maximum               Proposed
                                                      Aggregate             Maximum
                            Amount                    Offering              Aggregate             Amount of
Title of Securities         to be                     Price Per             Offering              Registration
to be Registered            Registered(1)(2)(3)       Share(1)              Price(1)              Fee(1)

Common Stock,               4,600,000 (4)             $0.32                 $1,472,000            $409.22
$.0001 par value
__________________________________________________________________________________________________________________________

(1) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the bid and asked prices in the over-the-counter market of the Registrant's Common Stock on December 22, 1998.

(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interest to be offered or sold pursuant to the stock purchase plan described herein.

(4) Includes 3,500,000 shares offered pursuant to the Amended and Restated 1991 Stock Option Plan, 500,000 shares offered pursuant to the 1994 Employee Stock Purchase Plan and 600,000 shares offered pursuant to the 1997 Stock Option Plan for Non-Employee Directors.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.           Incorporation of Documents by Reference.

                  The following documents filed by SubMicron Systems Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated into this Registration Statement by reference:

                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

                  (b) The Registrant's Quarterly Report on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998.

                  (c) The Registrant's Current Report on Form 8-K dated December 3, 1998.

                  (d) The description of the Registrant's shares of Common Stock contained in its Registration Statement on Form 8-A dated September 4, 1991, including all amendments and reports filed for the purpose of updating such description.

                  All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.


                                     Experts

                  Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and related schedule included in our Annual Report on Form 10-K for the year ended December 31, 1997, to the extent indicated in their report thereon, which is incorporated in this Registration Statement (Form S-8) by reference. Arthur Andersen LLP, independent auditors, have audited our consolidated financial statements and related schedule included in our Annual Report on Form 10-K for the year ended December 31, 1997, to the extent indicated in their report thereon, which is incorporated in this Registration Statement by reference.
Our consolidated financial statements and related schedule are incorporated by reference in reliance on their reports, given on their authority as experts in accounting and auditing. In addition, audited financial statements to be included in subsequently filed documents shall be incorporated herein by reference in reliance upon the authority of the firm which audited such financial statements to the extent such firm has filed with the Commission a consent to such incorporation by reference.

Item 4.           Description of Securities.

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.           Indemnification of Directors and Officers.

                  Under Section 145 of the General Corporation Law of the State of Delaware, as amended (the "Delaware Corporation Law"), the Registrant has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the Registrant if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision.

                  Article Seven of the Certificate of Incorporation of the Registrant provides with respect to the indemnification to directors and officers that the Registrant shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware Corporation Law, each person that such Sections grant the Registrant the power to indemnify. Article Seventh of the Certificate of Incorporation of the Registrant also provides that no director shall be liable to the Registrant or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the Registrant or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under
Section 174 of the Delaware Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the Registrant's directors to the Registrant or its stockholders to the fullest extent permitted by Section 102(b)(7) of Delaware Corporation Law, as amended from time to time.

                  Article XIII of the Registrant's By-laws generally permits indemnification of directors and officers to the fullest extent authorized by the Delaware Corporation Law.

Item 7.           Exemption from Registration Claimed.

                  Not Applicable.

Item 8.           Exhibits.

                  The following exhibits are filed as part of this registration statement:

                   5                Opinion and Consent of Cozen and O'Connor.

                  23.1              Consent of Ernst & Young LLP.

                  23.2              Consent of Arthur Andersen LLP.

                  23.3              Consent of Ireland San Filippo LLP.

                  23.4              Consent of Cozen and O'Connor (contained in
                                    Exhibit 5).

                  24 Powers of Attorney (included on signature page of the Registration Statement).

                  99.1 SubMicron Systems Corporation Amended and Restated 1991 Stock Option Plan.

                  99.2 SubMicron Systems Corporation 1994 Employee Stock Purchase Plan.

                  99.3 SubMicron Systems Corporation 1997 Stock Option Plan for Non-Employee Directors.

Item 9.           Undertakings.

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i) to include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities
Act");

                                    (ii) to reflect in the prospectus any facts
or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                                    (iii) to include any material information
with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWERS OF ATTORNEY

                 Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Allentown, Pennsylvania, on December 22, 1998.

                                      SUBMICRON SYSTEMS CORPORATION


                                      By:/s/ David J. Ferran
                                         --------------------------------------
                                           David J. Ferran, President

                 KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints David J. Ferran and John W. Kizer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                 Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

   SIGNATURE                                         CAPACITY                                      DATE
   ---------                                         --------                                      ----
/s/ David J. Ferran                              Principal Executive Officer                      December 22, 1998
-----------------------------
    David J. Ferran

/s/ John W. Kizer                                Principal Financial                              December 22, 1998
-----------------------------                    and Accounting Officer
    John W. Kizer

                                                 Director                                                    , 1998
-----------------------------
    Mark R. Benham

/s/ Ronald B. Booth                              Director                                         December 22, 1998
-----------------------------
    Ronald B. Booth

/s/ James Newton                                 Director                                         December 22, 1998
-----------------------------
    James Newton

/s/ Barry W. Ridings                             Director                                         December 22, 1998
-----------------------------
    Barry W. Ridings

/s/ Leonard R. Weisberg                          Director                                         December 22, 1998
-----------------------------
    Leonard R. Weisberg

/s/ Donald Zito                                  Director                             December 22, 1998
-----------------------------
    Donald Zito

         Pursuant to the requirements of the Securities Act of 1933, the administrators of the SubMicron Systems Corporation 1994 Employee Stock Purchase Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Allentown, Pennsylvania, on this 22nd day of December, 1998.


                                   SUBMICRON SYSTEMS CORPORATION 1994 EMPLOYEE
                                             STOCK PURCHASE PLAN


                                   By: /s/ John W. Kizer
                                       ---------------------------------------
                                       Name:  John W. Kizer
                                       Title: Vice President

                                  EXHIBIT INDEX


EXHIBIT NO.                        DESCRIPTION OF EXHIBIT                                    PAGE
-----------                        ----------------------                                    ----
    5                              Opinion and Consent of Cozen and
                                   O'Connor.

   23.1                            Consent of Ernst & Young LLP.

   23.2                            Consent of Arthur Andersen LLP.

   23.3                            Consent of Ireland San Filippo LLP.

   23.4 Consent of Cozen and O'Connor (contained in Exhibit 5).

   24                              Powers of Attorney (included on
                                   signature page of the Registration
                                   Statement).

   99.1                            SubMicron Systems Corporation Amended
                                   and Restated 1991 Stock Option Plan.

   99.2                            SubMicron Systems Corporation
                                   1994 Employee Stock Purchase Plan.

   99.3                            SubMicron Systems Corporation
                                   1997 Stock Option Plan for Non-Employee
                                   Directors.